SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                            __________________


                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) July 16, 1996



                      Curative Health Services, Inc.
          (Exact name of registrant as specified in its charter)



        Minnesota                    000-19370                 41-1503914
(State or other jurisdiction  (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)


14 Research Way, Box 9052, East Setauket, NY           11733-9052
(Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code:  (516)689-7000


NOT APPLICABLE
(Former name or former address, if changed since last report.)

Item 5.    Other Events.
- -------    -------------
  The Registrant issued the press release on July 16, 1996 included as
  Exhibit 7 (c)(2).


Item 7.    Financial Statements and Exhibits.
- -------    ----------------------------------
      (a)(b) No financial statements or proforma financial information filed herein.

      (c)  Exhibits.  The following Exhibit is filed as part of this Report:

      Item No.                     Description

      7(c)(2)        Press Release dated July 16, 1996

                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   Curative Health Services, Inc.
                                        (Registrant)



Date:  July 16, 1996                  By:  /s/ John C. Prior
                                      ----------------------
                                      John C. Prior
                                      Sr. Vice President/Finance and CFO

                                                              Exhibit 7(c)(2)

                                                                      NEWS


FOR IMMEDIATE RELEASE Contact: John C. Prior
                               Chief Financial Officer
                               Curative Health Services
                               516-689-7000
                               Susan Noonan x203 (Investor)
                               Mara Goldfarb x217 (Media)
                               Noonan/Russo Communications Inc.
                               212-696-4455

                        CURATIVE HEALTH SERVICES, INC.
                        REPORTS SECOND QUARTER RESULTS

East Setauket, New York, July 16, 1996 - Curative Health Services, Inc. (Nasdaq: CURE), today announced its financial results for the second quarter ended June 30, 1996.

Total revenues for the second quarter of 1996 were $16.4 million, up 27 percent from $12.9 million reported in the second quarter of 1995. The Company recorded net income of $2,443,000, or $.21 per share, for the second quarter of 1996 compared to net income of $794,000, or $.08 per share, for the second quarter of 1995.

Total revenues for the first six months of fiscal 1996 were $31.3 million exceeding revenues of $24.9 million for the first six months of 1995 by 26 percent. Net income for the first six months of 1996 was $4,316,000 or $.38 per share compared with net income of $1,308,000 or $.13 per share for the same period last year.

"We are pleased with the results of the second quarter and the first half of 1996," said John Vakoutis, President and CEO. "Curative had 90 hospital outpatient Wound Care Centers, five inpatient wound care programs and four freestanding outpatient Wound Care Centers operating as of the end of the quarter."

Curative Health Services, is a leading disease management company in chronic wound care. The Company provides a broad continuum of services to healthcare providers through a nationwide network of wound care programs which offer comprehensive, multi-disciplinary wound care.

                          --- Table follows ---

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information

Condensed Consolidated Statement of Operations
- ----------------------------------------------
(Dollars in thousands, except per share data) - (Unaudited)

                                    Three Months Ended     Six Months Ended
                                         June 30,               June 30,
                                    ------------------     ----------------
                                     1996       1995        1996       1995
                                     ----       ----        ----       ----
Revenue                         $  16,388  $  12,922    $ 31,305  $  24,929


Cost and expenses:

Cost of product sales and services  9,024(1)   6,383      17,359(1)  12,494
Selling,general & administrative    4,861      4,630       9,613      8,877
Research and development              -        1,196         -        2,394
                                   ------      -----      ------     ------
   Total costs and expenses        13,885     12,209      26,972     23,765
                                   ------     ------      ------     ------
Income from operations              2,503        713       4,333      1,164

Interest income                       184        116         367        213
                                      ---        ---         ---        ---
Income before income taxes          2,687        829       4,700      1,377

Income taxes                          244         35         384         69

Net income                       $  2,443    $   794     $ 4,316    $ 1,308
                                    =====        ===       =====      =====
Net income per common share and
equivalent shares                $    .21    $   .08     $   .38    $   .13
                                      ===        ===         ===        ===
Weighted average common shares
outstanding                        11,382     10,391      11,306     10,256
                                   ======     ======      ======     ======

(1) Includes approximately $436 and $996 of technical service costs for the three and six month periods ended June 30, 1996. Such costs were reported as research and development in the prior year periods.

Condensed Consolidated Balance Sheet
- ------------------------------------
(Dollars in thousands) - (Unaudited)

                                  June 30, 1996       December 31, 1995
                                  -------------       -----------------
Assets
  Cash and cash equivalents         $   5,254            $   2,835
  Marketable securities                 9,918                9,365
  Other current assets                 10,525                8,596
  Property and equipment (net)          3,618                3,383
  Other assets                            870                  851
                                       ------                -----
                                    $  30,185            $  25,030
                                       ======               ======
Liabilities and Stockholders' Equity

  Current liabilities               $   8,253            $   8,221
  Long-term debt                        1,120                1,198
  Stockholders' equity                 20,812               15,611
                                       ------               ------
                                    $  30,185            $  25,030
                                       ======               ======

Editors Note: This release is also available on the Internet over the World Wide Web at:http:www.noonanrusso.com